UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 12, 2011 (January 9, 2011)

ACADIA PHARMACEUTICALS INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-50768	06-1376651
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3911 SORRENTO VALLEY BOULEVARD SAN DIEGO, CALIFORNIA	92121
(Address of Principal Executive Offices)	(Zip Code)

(858) 558-2871

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 9, 2011, ACADIA Pharmaceuticals Inc., a Delaware corporation (“ACADIA”), entered into a Securities Purchase Agreement with the purchasers set forth on Exhibit A thereto (the “Securities Purchase Agreement”), pursuant to which ACADIA sold, on January 12, 2011, for an aggregate price of $15,000,0001.18, 12,565,446 shares of its common stock (the “Shares”) and warrants to purchase 4,397,904 shares of its common stock (the “Warrants”) with an exercise price of $1.38 per share (the “Private Placement”). For each Share purchased the investors received .35 Warrants (together, a “Unit”). The Warrants become exercisable six months after the closing of the Private Placement and expire on January 11, 2018, unless earlier terminated. The Warrants may be exercised for cash or, if the fair market value of ACADIA’s common stock is greater than the per share exercise price, by surrender of a portion of such Warrant in a cashless exercise.

Under the terms of the Securities Purchase Agreement, ACADIA has agreed to file, within 30 days after the closing of the Private Placement, a registration statement with the Securities and Exchange Commission to register for resale the Shares and the shares of common stock issuable upon the exercise of the Warrants, which registration statement is required under the Securities Purchase Agreement to become effective no later than 105 days following the closing. ACADIA will be required to pay liquidated damages of 1% of the aggregate purchase price of the Units per month (up to a cap of 10%) if it does not meet certain obligations with respect to the registration of the Shares and the shares of common stock issuable upon exercise of the Warrants.

The foregoing is a summary of the terms of the Securities Purchase Agreement and does not purport to be complete and is qualified in its entirety by reference to the full text of the Securities Purchase Agreement, a copy of which is attached hereto as Exhibit 99.1.

Item 3.02.	Unregistered Sales of Equity Securities

On January 12, 2011, ACADIA completed a private placement of the Shares and Warrants. Pursuant to the terms of the Securities Purchase Agreement, ACADIA sold 12,565,446 shares of its common stock and warrants to purchase 4,397,904 shares of its common stock at a price of $1.19375 per Unit. The Warrants have an exercise price of $1.38 per share. The Securities Purchase Agreement, including the form of Warrant and other exhibits thereto, is attached hereto as Exhibit 99.1, and incorporated herein by reference.

The aggregate offering price of the Units sold was approximately $15 million and the aggregate placement agent commissions were approximately $0.9 million. JMP Securities LLC acted as lead placement agent and MTS Securities, LLC, an affiliate of MTS Health Partners, acted as co-placement agent in the transaction.

The Shares and the Warrants issued to the purchasers have not been registered under the Securities Act or any state securities laws. ACADIA relied on the exemption from the registration requirements of the Securities Act by virtue of Section 4(2) thereof and the rules and regulations promulgated thereunder. Each of the purchasers represented that it was an accredited investor and that it was acquiring the Shares and the Warrants for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof.

As described in Item 1.01 of this current report, which is incorporated by reference into this Item 3.02, ACADIA has agreed to file a registration statement for the resale of the Shares and the shares of common stock underlying the Warrants. The Shares and the Warrants may not be offered or sold in the

United States absent registration or exemption from registration under the Securities Act and any applicable state securities laws. Neither this current report nor the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy shares of common stock or other securities of ACADIA.

Item 8.01.	Other Events.

The press release, dated January 10, 2011, announcing the Private Placement is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Securities Purchase Agreement, dated January 9, 2011, by and between ACADIA Pharmaceuticals Inc. and the purchasers listed on Exhibit A thereto.

99.2	Press release dated January 10, 2011.

Forward-Looking Statements

Certain statements in this report that are not historical facts are forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements include statements relating to the filing of a registration statement pursuant to the Securities Purchase Agreement and future obligations of the parties. These statements are only predictions based on current information and expectations and involve a number of risks and uncertainties. Actual events or results may differ materially from those stated in any such statements due to various factors, including ACADIA’s ability to complete the filing of the registration statement and to secure an order from the Securities and Exchange Commission declaring the registration statement effective as well as other factors, some of which are discussed in ACADIA’s annual report on Form 10-K for the year ended December 31, 2009 as well as other subsequent filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are qualified in their entirety by this cautionary statement and ACADIA undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACADIA Pharmaceuticals Inc.

	By:	/S/ GLENN F. BAITY
Date: January 12, 2011		Glenn F. Baity
Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Securities Purchase Agreement, dated January 9, 2011, by and between ACADIA Pharmaceuticals Inc. and the purchasers listed on Exhibit A thereto.

99.2	Press release dated January 10, 2011

5